Exhibit 99
         Press Release of Northwest Bancorp, Inc. dated August 11, 2003


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FOR IMMEDIATE RELEASE

CONTACT:
William J. Wagner
President and CEO
Northwest Bancorp, Inc.
Northwest Bancorp, MHC
TEL: (814) 726-2140

         NORTHWEST BANCORP, INC. RECEIVES REGULATORY APPROVAL TO ACQUIRE
                FIRST BELL BANCORP, INC AND BELL FEDERAL SAVINGS

Warren, Pennsylvania - (August 11, 2003) - Northwest Bancorp, Inc. (Nasdaq/NMS:NWSB), announced today that it has received approval from the Office of Thrift Supervision for the acquisition of First Bell Bancorp, Inc. (Nasdaq/NMS:FBBI) and its wholly owned subsidiary, Bell Federal Savings and Loan Association of Bellevue. Northwest now has received all regulatory approvals required to complete the acquisition. The acquisition is expected to be completed in the third quarter of this year.

Founded in 1896, Northwest Bancorp, Inc holds assets of over $5.2 billion. It currently operates 129 community banking facilities in 36 counties throughout Pennsylvania and northeastern Ohio through its subsidiary, Northwest Savings Bank and 8 offices in New York State through another subsidiary, Jamestown Savings Bank.
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